EXHIBIT 99.1

For Immediate Release

APTEVO THERAPEUTICS

ANNOUNCES THE LAUNCH OF ITS SECOND PLATFORM TECHNOLOGY

ADAPTIR-FLEXTM

AND

INTRODUCES THE NEW BISPECIFIC PROSTATE CANCER CANDIDATE APVO442

New Bispecific Therapeutic Candidate APVO442 uses ADAPTIR-FLEX Platform Technology

APVO442 is a Unique T-Cell Engager Designed to Target PSMA and CD3 for the Treatment of Prostate Cancer

Seattle, WA – December 2, 2020 – Aptevo Therapeutics Inc. (“Aptevo” or the “Company”) (NASDAQ: APVO), a clinical-stage biotechnology company focused on developing novel immuno-oncology therapeutics based on its proprietary ADAPTIR™ platform, today announced that it has expanded its ADAPTIR bispecific platform technology to include a new multi-specific platform technology, ADAPTIR-FLEX™.  Aptevo also announced that it has developed a new bispecific candidate, APVO442, that uses ADAPTIR-FLEX platform technology. APVO442 is a unique T-cell engager designed to target PSMA (prostate specific membrane antigen) and CD3 with low affinity for the treatment of prostate cancer.  Prostate cancer is one of the most common forms of cancer in men.

ADAPTIR-FLEX expands Aptevo’s ability to create novel therapeutic multi-specific candidates with the potential of exhibiting a wide variety of mechanisms of action. The new ADAPTR-FLEX platform technology enables the design of candidates that have modified affinity and valency to a target, which has the potential to improve specificity, tumor targeting, and therapeutic benefit with application to multiple hematologic and solid tumors. ADAPTIR-FLEX utilizes the same IgG-backbone and linkers found in ADAPTIR, but in a heterodimeric format, while retaining good manufacturability attributes and extended half-life that may enable improved dosing regimens in clinical development.

Aptevo also announced that it has developed a new bispecific candidate, APVO442, that utilizes ADAPTIR-FLEX platform technology targeting PSMA and CD3 for the treatment of prostate cancer.  There has been early clinical validation of the combination of PSMA x CD3 as a bispecific in clinical development.  Aptevo designed the new bispecific candidate APVO442 to have two binding domains targeting PSMA, to potentially increase avidity (strength) of binding to the tumor antigen PSMA, with one binding domain to CD3 with reduced binding affinity to T cells demonstrated in vitro.

“We are very excited about the launch of our second platform technology, ADAPTIR-FLEX, which expands our capability to design candidates with multiple new mechanisms of action, with potential best-in-class attributes,” said Mr. Marvin White, President and CEO of Aptevo. “Recently, we had two patients in cohort 6 of our phase 1 APVO436 clinical trial achieve complete remission, which strengthened our resolve around the capabilities of our ADAPTIR platform technology. Our new bispecific candidate APVO442, built on ADAPTIR-FLEX, is a unique T-cell engager targeting PSMA and CD3 for the treatment of prostate cancer, and we are optimistic about the potential outcomes for patients impacted by these tumors,” concluded Mr. White.

“The low affinity to CD3 and increased binding strength to PSMA are designed to potentially achieve better biodistribution to PSMA-positive tumors. Reducing the affinity to CD3 may have improved therapeutic benefit for treatment of prostate cancer compared to other CD3-based bispecifics targeting PSMA. In addition, this approach, using ADAPTIR-FLEX, can be applied to additional solid tumor types,” said Jane Gross Ph.D., Chief Scientific Officer of Aptevo.

Aptevo believes that ADAPTIR-FLEX CD3-based candidates have the potential to demonstrate reduced production of cytokines consistent with other ADAPTIR-based T-cell engagers like observations made for APVO436 in preclinical studies. The reduced cytokine profile has been demonstrated for APVO442 in both in vitro and in vivo preclinical studies when T cells are challenged in the presence of drug and antigen-expressing tumors. This may reduce toxicities compared to those observed by other CD3-based T cell engagers with potential to achieve better efficacy and an increased therapeutic index in clinical development.

The therapeutic candidates APVO436, ALG.APV-527 and APVO603 based on the bivalent, bispecific ADAPTIR platform technology are advancing in clinical and preclinical development, respectively. Both the ADAPTIR platform technology and the ADAPTIR-FLEX platform technology will be used to develop therapeutic candidates based on desired mechanisms of action, to populate our portfolio with new bispecific and multi-specific protein therapeutics to potentially address unmet medical needs.

About Aptevo Therapeutics Inc.

Aptevo Therapeutics Inc. is a clinical-stage biotechnology company focused on developing novel immunotherapies for the treatment of cancer.  The Company’s lead clinical candidate, APVO436, and preclinical candidates, ALG.APV-527 and APVO603, were developed based on the Company’s versatile and robust ADAPTIR™ modular protein platform technology. APVO442 was developed based on the new ADAPTIR-FLEX™ platform technology.  The ADAPTIR and ADAPTIR-FLEX are capable of generating highly differentiated bispecific and multi-specific antibodies with potentially unique mechanisms of action for the treatment of different types of cancer.  For more information, please visit www.aptevotherapeutics.com

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity of its pre-clinical candidates and potential use as a therapeutic, advancement of its clinical trials and its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms,  and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “forecasts,” “estimates,” “will” and similar expressions are forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; adverse developments in research and development; adverse developments in the U.S. or global capital markets, credit markets or economies generally; and changes in regulatory, social and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the initiation and enrollment of future clinical trials, availability and timing of data from ongoing clinical trials, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners and other matters that could affect the availability or commercial potential of the Company's product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the novel coronavirus (referred to as COVID-19).  Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, as filed on March 25, 2020 and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement.

Contact Information:

Aptevo Therapeutics

Elif McDonald

Senior Director, Investor Relations and Corporate Communications

Direct: (206) 859-6616

Email: IR@apvo.com

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